Exhibit (d)(1)

Number *___*	Shares * *

SEE REVERSE FOR IMPORTANT
NOTICE AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE	CUSIP

IN NEW YORK, NY
KAYNE ANDERSON MLP INVESTMENT COMPANY
a Corporation Formed Under the Laws of the State of Maryland
          THIS CERTIFIES THAT **                                                             **
is the owner of **                                          **
fully paid and nonassessable shares of Common Stock, $.001 par value per share, of
Kayne Anderson MLP Investment Company
(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.
Countersigned and Registered:

          Transfer Agent
and Registrar

By:

	Authorized Signature	Secretary	President

IMPORTANT NOTICE
          The Corporation will furnish to any stockholder, on request and without charge, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent that they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or its Transfer Agent
          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT Custodian
TEN ENT	-	as tenants by the entireties	(Custodian) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act of (State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED,                                            HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

(Please Insert Social Security or other Identifying Number of Assignee)
                                                                (                     ) shares of Common Stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint                                                                attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.
Dated

NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate
In Every Particular, Without Alteration Or Enlargement Or Any Change
Signatures Guaranteed:

The Signature must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.